UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------
                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 15, 2007
                                                         -----------------

                         UNITED FINANCIAL BANCORP, INC.
                         ------------------------------
             (Exact name of Registrant as specified in its charter)

           Federal                     000-51369                 83-0395247
           --------                    ---------                 ----------
    (State or Other Jurisdiction       (Commission            (I.R.S. Employer
      of Incorporation)                File Number)         Identification No.)

              95 Elm Street. West Springfield, Massachusetts 01089
              ----------------------------------------------------
                    (Address of principal executive offices)
                                 (413)-787-1700
                                  -------------
               Registrant's telephone number, including area code

                                 Not Applicable
                                 --------------
          (Former Name or former address, if changed since last report)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))





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Item 1.01. Entry into a Material Definitive Agreement.

On November 15, 2007, the Board of Directors of United Bank, the wholly owned subsidiary of United Financial Bancorp, Inc., a federal corporation ("United Financial-Federal"), approved the Director Retirement Plan, which was entered into as of that date. The Director Retirement Plan was previously disclosed in the proxy statement/prospectus of United Financial-Federal and in the offering prospectus of United Financial Bancorp, Inc., a Maryland corporation which will be the successor to United Financial-Federal ("United Financial-Maryland"). The proxy statement/prospectus and the offering prospectus were previously filed with the Securities and Exchange Commission in connection with the "second-step conversion" of United Financial-Federal.


Director Retirement Plan. Effective October 1, 2007, United Bank adopted the Director Retirement Plan to replace the United Bank Directors Fee Continuation Plan adopted in May 1999. Directors who are members of the board on the effective date of the Director Retirement Plan will participate in the Director Retirement Plan as of the effective date. Additional directors will begin participation in the Director Retirement Plan as of the first day of the plan year in which they become members of the board.

The Director Retirement Plan provides for the payment of normal retirement benefits upon the director's separation from service on or after attainment of his normal retirement age (age 72 or age 65 with 10 years of service). The normal retirement benefit is generally equal to 70% of the average annual director's fees, and will be payable in 10 annual installments commencing within 60 days after the director's separation from service. In the event a participant has a separation from service prior to his normal retirement date (other than due to termination for cause, disability or death), the participant will be entitled to a lesser benefit payable in ten annual installments commencing at age 65. The amount payable will be determined by multiplying the normal retirement benefit by the director's benefit percentage, which is 10% for each year of service, up to 100%. A director's benefit percentage will accelerate to 100% upon the director's separation from service due to death, disability or a change in control. A director may elect to receive his normal retirement benefit or early termination benefit payable in a lump sum rather than 10 annual installments, if such election is made prior to December 31, 2007, or if later, within 30 days of his initial participation in the Director Retirement Plan.

Upon a change in control, the present value of the normal retirement benefit will be paid to each director in a lump sum within 30 days of the change in control, irrespective of whether the director has a separation from service. If a director dies while serving on the board, the director's beneficiary will be entitled to the normal retirement benefit as if the director had survived until normal retirement age, provided that the average annual director's fees will be determined as of the director's date of death, and will be payable in the form selected by the director within 60 days of the director's death. If the director dies after separation from service but before payments of his benefits under the Director Retirement Plan have commenced, or after payments have commenced but before they are completed, the director's beneficiary will be entitled to the

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benefits in the form that would have been paid to the  director.  In the event a director has a termination for cause, the director will forfeit all rights to benefits under the Director Retirement Plan.

The Director Retirement Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K. The above description of the Director Retirement Plan is qualified by reference to the Director Retirement Plan itself.

Item 9.01. Financial Statements and Exhibits.

     (a) Financial Statements of Businesses Acquired: None

     (b) Pro Forma Financial Information: None

     (c) Shell company transactions: None

     (d) Exhibits:

          Exhibit 10.1: Director Retirement Plan



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          UNITED FINANCIAL BANCORP, INC.


Date: November 21, 2007                By:  /s/ Laurie Rollins
      -----------------                     --------------------------------
                                            Laurie Rollins
                                            Treasurer
                                            (Duly Authorized Representative)


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